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                                                                    EXHIBIT 21.1

                            LIST OF SUBSIDIARIES OF
                         NATURAL RESOURCE PARTNERS L.P.



NRP (Operating) LLC
WPP LLC
NNG LLC
GNP LLC
ACIN LLC